Exhibit 99.1

COMCAST AND NBCUNIVERSAL MEDIA ANNOUNCE EARLY TENDER RESULTS FOR EXCHANGE OFFER

Philadelphia, Pennsylvania, October 18, 2017 – Comcast Corporation (Nasdaq: CMCSA) (“Comcast”) and NBCUniversal Media, LLC (“NBCUniversal”) announced today the early tender results of its private offers to exchange (the “Exchange Offer”) certain series of existing Comcast and NBCUniversal notes (the “Old Notes”) described in the table below for Comcast’s new notes due November 1, 2047 (the “New 2047 Notes”), new notes due November 1, 2049 (the “New 2049 Notes”) and new notes due November 1, 2052 (the “New 2052 Notes” and, together with the New 2047 Notes and the New 2049 Notes, the “New Notes”):

Title of Security	Issuer(1)	CUSIP Number	Principal Amount Outstanding (millions)	Acceptance Priority Level	Principal Amount Tendered(2) (thousands)
6.950% Notes due 2037	Comcast	20030NAV3	$2,000	1	$1,212,275
6.550% Notes due 2039	Comcast	20030NAY7	$ 800	2	$386,332
6.400% Notes due March 1, 2040	Comcast	20030NBB6	$1,000	3	$518,257
6.400% Notes due April 30, 2040	NBCUniversal	63946BAF7(3)	$1,000	4	$441,578
6.450% Notes due 2037	Comcast	20030NAM3	$1,850	5	$945,650
6.400% Notes due 2038	Comcast	20030NAX9	$1,000	6	$551,973
6.500% Notes due 2035	Comcast	20030NAK7	$1,000	7	$380,007
5.950% Notes due 2041	NBCUniversal	63946BAG5	$1,200	8	$526,783
5.650% Notes due 2035	Comcast	20030NAF8	$ 750	9	$229,145
Totals:			$10,600		$5,192,000
(1)	The Old Notes issued by Comcast are guaranteed by NBCUniversal and Comcast Cable Communications, LLC. The Old Notes issued by NBCUniversal are guaranteed by Comcast and Comcast Cable Communications, LLC.

(2)	The aggregate principal amounts of each series of Old Notes that have been validly tendered for exchange and not validly withdrawn, as of 5:00 p.m., New York City time, on October 17, 2017 (the “Early Participation Date”), based on information provided by the Exchange Agent to Comcast and NBCUniversal.

(3)	The 6.400% Notes due April 30, 2040 also include notes with a restrictive legend (144A CUSIP number: 62875UAD7; Regulation S CUSIP: U63763AB9).

The Exchange Offer is being conducted upon the terms and subject to the conditions set forth in a confidential offering memorandum (the “Offering Memorandum”), dated October 3, 2017. The amount of outstanding Old Notes validly tendered and not validly withdrawn as of the Early Participation Date, as reflected in the table above, is expected to result in satisfaction of the minimum issuance condition for each series of New Notes in the Exchange Offer.

The Exchange Offer will expire at 11:59 p.m., New York City time, on October 31, 2017 (the “Expiration Date”), unless extended or earlier terminated by Comcast or NBCUniversal. In accordance with the terms of the Exchange Offer, the withdrawal deadline relating to the Exchange Offer occurred at 5:00 p.m. New York City time on October 17, 2017. As a result, tendered Old Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by Comcast and NBCUniversal).

If, as of the Early Participation Date, the Exchange Offer is over-subscribed and all conditions to the Exchange Offer have been or concurrently are satisfied or waived by us, we will have the option but not the obligation to accept for exchange all Old Notes validly tendered and not validly withdrawn in the Exchange Offer as of the Early Participation Date on the second business day following the Early

Participation Date or as soon as practicable thereafter, which is expected to be October 19, 2017 (the “Early Settlement Date”). If we do not elect to settle the Exchange Offer on the Early Settlement Date, then the settlement date for the Exchange Offer will be the first business day following the Expiration Date or as soon as practicable thereafter, which is expected to be November 1, 2017. Such election will be determined at the pricing time for the Exchange Offer, which is currently scheduled at 11:00 a.m., New York City Time, on October 18, 2017, and would be announced on October 18, 2017 after the pricing time.

The Exchange Offer is only made and the New Notes are only being offered and will only be issued, to holders of Old Notes either (a) in the United States, that are “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act of 1933 (the “Securities Act”), in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act or (b) (i) outside the United States, that are persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act, (ii) if located or resident in any Member State of the European Economic Area which has implemented Directive 2003/71/EC, as amended (the “Prospectus Directive”), who are “Qualified Investors” as defined under the Prospectus Directive and (iii) if located or resident in Canada, is located or resident in a province of Canada and is an “accredited investor” as such term is defined in National Instrument 45- 106 – Prospectus Exemptions (“NI 45-106”), and, if resident in Ontario, section 73.3(1) of the Securities Act (Ontario) that is not an individual unless that person is also a “permitted client” as defined in National Instrument 31-103 - Registration Requirements, Exemptions and Ongoing Registrant Obligations (“NI 31-103”) (each, an “Eligible Holder”).

The New Notes have not been registered under the Securities Act or any other applicable securities laws. Therefore, the New Notes may not be offered or sold except pursuant to an exemption from or in a transaction not subject to the registration requirements of the Securities Act and the applicable state securities laws. Comcast, NBCUniversal and Comcast Cable Communications, LLC will enter into a registration rights agreement with respect to the New Notes providing for certain registration rights with respect to the New Notes as described in the Offering Memorandum.

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Exchange Offer is being made solely by means of the Offering Memorandum and only to such persons and in such jurisdictions as is permitted under applicable law.

The Exchange Offer is only being made, and copies of the Offering Memorandum will only be made available, to holders of the Old Notes who have certified to Comcast in an eligibility letter that they are Eligible Holders. Copies of the eligibility letter are available to holders of the Old Notes through the information agent, D.F. King & Co., Inc., at their website http://www.dfking.com/comcast, by calling (866) 342-8290 (toll-free) or (212) 269-5550 (banks and brokers) or by email at comcast@dfking.com.

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CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. Readers are directed to Comcast’s and NBCUniversal’s periodic and other reports filed with the Securities and Exchange Commission (SEC) for a description of such risks and uncertainties. Neither company undertakes any obligation to update any forward-looking statements. In evaluating those statements, you should specifically consider various factors, including the risks and uncertainties discussed in the Offer to

Purchase, under the caption “Risk Factors” in Comcast’s and NBCUniversal’s Annual and Quarterly Reports on Forms 10-K and 10-Q and in other reports Comcast and NBCUniversal file with the SEC. Actual events or Comcast’s and NBCUniversal’s actual results may differ materially from any of Comcast’s and NBCUniversal’s forward-looking statements.

Investor Contacts:

William Dordelman, 215-286-7550

Jennifer Daley, 215-286-7732

Jim McCue, 215-286-8701

Press Contact:

John Demming, 215-286-8011

Source: Comcast Corporation